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                                  EXHIBIT 2

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                        AGREEMENT FOR ACQUISITION OF
                        LIMITED PARTNERSHIP INTERESTS

                               BY AND AMONG

                         ENERGY INVESTORS FUND, L.P.

                        ENERGY INVESTORS FUND II, L.P.

                                     AND

                          EVERGREEN RESOURCES, INC.




                        ---------------------------
                        DATED AS OF AUGUST 14, 1996
                        ---------------------------





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         AGREEMENT FOR ACQUISITION OF LIMITED PARTNERSHIP INTERESTS


     THIS AGREEMENT FOR ACQUISITION OF LIMITED PARTNERSHIP INTERESTS ("Agreement") is made as of this 14th day of August, 1996, by and between ENERGY INVESTORS FUND, L.P. and ENERGY INVESTORS FUND II, L.P. (herein collectively "EIF") and EVERGREEN RESOURCES, INC., (herein called
"Evergreen").

                                  RECITALS:

     A. EIF desires to sell and convey to Evergreen and Evergreen desires to purchase and acquire all of limited partnership interests of EIF in that certain limited partnership known as PBI Fuels, LP, ("PBIF") all on the terms and conditions as provided in this Agreement.

     NOW THEREFORE, Evergreen and EIF agree to that exchange and transfer on the following terms and conditions:

                                  ARTICLE I
                                 DEFINITIONS

As used in this Agreement the following terms shall have the following respective meanings:

     1.1. "Action" shall mean any actual or threatened action, suit, arbitration, inquiry, proceeding or investigation by or before any court, governmental or other regulatory or administrative agency or commission.

     1.2. "Interests" shall mean all of EIF's limited partnership interests and all right, title and interest related thereto in PBIF, being not less than 50% of the limited partnership interests in PBIF.

     1.3. "Cash Consideration" means the payment by EIF to Evergreen of Two Hundred Thousand Dollars ($200,000).

     1.4. "Closing" shall mean the consummation of the transactions contemplated by this Agreement.

     1.5.  "Effective Date" means 7:00 a.m. Mountain time on August 1, 1996.

     1.6. "Material Adverse Effect" means a quantifiable material diminution in the value of the assets or business of PBIF or Evergreen (as applicable) which, when taken as a whole, results in or is reasonably expected to result in an adverse change to the financial condition of PBIF or Evergreen or their assets, as applicable, and which will have a financial impact on PBIF of $10,000 or more, and on Evergreen of $100,000 or more.

     1.7. "Claims" means demands, claims, actions, causes of action, judgments, assessments, losses, liabilities, damages, and costs (including reasonable attorney's fees and all other litigation expenses), whether known or unknown (as of the date hereof), asserted or unasserted (as of the date hereof), founded in contract or tort, and whether statutory or common-law.

     1.8. "Losses" means demands, claims, causes of action, judgments, assessments, fines, damages penalties, losses, liabilities, and reasonable costs and attorneys' fees.

     1.9. "Evergreen Common Stock" means the common stock of Evergreen, no par value per share.

     1.10. "Evergreen Shares" means the Evergreen Common Stock to be transferred to EIF in accordance with Section 2.1, below.


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                                 ARTICLE II
                        ACQUISITION OF THE INTERESTS

     2.1 CONVEYANCE. EIF agrees to transfer to Evergreen on the Closing Date (as hereinafter defined) the Interests and the Cash Consideration in exchange for an aggregate of 1,018,868 of the Evergreen Shares, to be transferred at the Closing, to be distributed to the parties comprising EIF in accordance with the amounts specified on EXHIBIT A.

     2.2 DELIVERY OF INTERESTS BY EIF. The transfer of the Interests by EIF shall be effected by the delivery to Evergreen at the Closing of an Assignment and Conveyance of Limited Partnership Interests in the form attached hereto as EXHIBIT B.

     2.3 FURTHER ASSURANCES. At the Closing and from time to time thereafter, EIF shall execute such additional instruments and take such other action as Evergreen may request to transfer and assign the transferred Interests and to confirm Evergreen's title thereto.

     2.4 REGISTRATION. At Closing, the parties hereto shall enter into a Registration Rights Agreement substantially in the form attached hereto as Exhibit D.

     2.5 CHANGES IN EVERGREEN'S CAPITALIZATION. If between the date of this Agreement and the Closing, the outstanding shares of Evergreen Common Stock are increased, changed into or exchanged for a different number or kind of shares or securities of Evergreen through reorganization, reclassification, stock dividend, stock split, reverse stock split or similar change in Evergreen's capitalization, Evergreen will issue and deliver at Closing, in addition to or in lieu of the Evergreen Shares specified in Section 2.1, voting stock of Evergreen in equitably adjusted amounts ("Adjusted Shares").

     2.6 NONASSIGNABILITY OF SHARES. Neither the right to receive the Evergreen Shares, nor any interest therein shall be assignable by EIF except by a will or operation of law until delivered to EIF under Section 2.1. Until the deliveries under Section 2.1, above, this Agreement shall extend to the heirs of any EIF hereunder.

                                 ARTICLE III
                            REPRESENTATIONS OF EIF

     EIF hereby represents and warrants to Evergreen that as of the date hereof and the Closing Date the following:

     3.1 ORGANIZATION, GOOD STANDING AND POWER. Each of Energy Investors Fund, L.P. and Energy Investors Fund II, L.P. is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to carry on its business as it has been and is now being conducted, and to own the Interests.

     3.2 LIMITED PARTNERSHIP INTERESTS. The Interests represent not less than 50% of all of the limited partnership interests in PBIF and to the best knowledge of EIF, without any independent duty of investigation, the only other general and/or limited partnership interests of PBIF are owned by Powerbridge Inc. There are no outstanding rights (contingent or otherwise) to purchase or acquire the Interests and no issuance of any of the foregoing to any specific person or entity, or class of persons or entities is authorized. There are no restrictions applicable to the Interests which would affect the transactions contemplated herein, except for the restriction contained in the Limited Partnership Agreement of PBIF, dated as of April 30, 1993, as amended, requiring certain consents of partners of PBIF as to the transfer of partnership interests, which have been obtained.

     3.3 AUTHORIZATION. EIF has all necessary power and authority to execute, deliver and perform its obligations under this Agreement and to consummate and perform the transactions contemplated hereby. Assuming Evergreen's due execution and delivery of this Agreement, and EIF's receipt of the consideration provided for herein, this Agreement and each instrument required hereby


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to be executed and delivered by EIF will constitute the legal, valid and binding obligation of EIF, enforceable against EIF in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, probate, conservatorship and other similar laws (including court decisions) now or hereafter in effect and affecting the rights of creditors generally and by general principles of equity (regardless of whether such validity or enforceability is considered in a proceeding in equity or at law).

     3.4 NO VIOLATION. Neither the execution and delivery of this Agreement by EIF, the consummation of the transactions contemplated hereby nor compliance by EIF with any provisions hereof will: (a) conflict with or result in any breach of the Certificates of Limited Partnership or Agreements of Limited Partnership of EIF, as amended to date; (b) result in a violation or breach of any term of, or constitute (with or without due notice or lapse of time or both) a default (or acceleration) under any of the terms, conditions or provisions of any note, contract, agreement, commitment, bond, mortgage, indenture, license, pledge, lease, agreement or other instrument or obligation to which EIF is a party; or (c) violate any law, regulation, judgment, order, writ, injunction or decree applicable to EIF.

     3.5 LITIGATION. Except as disclosed on EXHIBIT C, EIF has not received service of process or any other written or oral notice with respect to any litigation, arbitration, governmental investigation or other proceeding pending, threatened, or as yet unasserted (but required to be disclosed according to STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 5) against EIF or PBIF or the transactions contemplated by this Agreement, which, if determined adversely to either EIF or PBIF would have a Material Adverse Effect. EIF is not a party to, or, to the best of EIF's knowledge, after due inquiry, subject to the provisions of, any judgment, order, writ, injunction, or decree of any court or of any governmental official, agency or instrumentality which would have a Material Adverse Effect.

     3.6 CONSENT. No consent, approval, order or authorization of, or registration, qualification, or filing with any United States or other governmental authority, or any other person is required on the part of EIF in connection with the consummation of the transactions contemplated by this Agreement, except for such consents as have been obtained by EIF.

     3.7 FULL DISCLOSURE. No representation or warranty by EIF in this Agreement, or otherwise made in writing in connection with the negotiation, execution, or performance of this Agreement, or in any document to be delivered to Evergreen or its attorneys by EIF, to Evergreen or its attorneys in connection the negotiation, execution, or performance of this Agreement, and no written statement by EIF furnished or to be furnished to Evergreen pursuant to this Agreement contains any untrue statement of a material fact, or omits, or will omit, as of Closing, any material fact necessary to make any statement herein or therein not materially misleading.

     3.8 BROKERS. EIF has not (directly or indirectly) entered into any agreement with any person, firm or corporation for payment of any commission, brokerage or "finders fee" in connection with the transactions contemplated herein.

     3.9 INTERESTS AND WARRANTY OF TITLE. As of the Closing Date, EIF shall warrant and forever defend the title to the Interests against all persons claiming any right title or interest therein by, through or under EIF, but not otherwise. Further, EIF represents that it shall have, at Closing, good title in and to the Interests, free and clear of all mortgages, pledges, security agreements, security interests, liens, adverse claims and other encumbrances ("Liens").

     3.10  SECURITIES MATTERS.

           3.10.1 EIF UNDERSTANDS THAT THE EVERGREEN SHARES WILL NOT BE REGISTERED BY EVERGREEN UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE, IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH LAWS, INCLUDING WITHOUT LIMITATION, THOSE PROVIDED BY SECTION 4(2) OF THE ACT, WHICH EXEMPTIONS


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           DEPEND UPON, AMONG OTHER THINGS, THE BONA FIDE NATURE OF THE
           INVESTMENT INTENT OF EIF AS EXPRESSED HEREIN. EIF FURTHER UNDERSTANDS THAT NO STATE OR FEDERAL GOVERNMENTAL ENTITY HAS REVIEWED OR APPROVED THE TRANSFER OF THE EVERGREEN SHARES TO EIF OR THE FORMATION OR OPERATIONS OF EVERGREEN.

   3.10.2 EIF is acquiring the Evergreen Shares for its own account for investment purposes only and not with a view to, or for resale in connection with, any distribution thereof or the grant of any participation therein.

   3.10.3 EIF understands that its acquisition of the Evergreen Shares is highly speculative and involves a high degree of risk.

   3.10.4 EIF is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Act.

     3.11 IMPORTANCE OF REPRESENTATIONS AND WARRANTIES. EIF acknowledges that its representations and warranties contained herein are a prerequisite to and part of the consideration given to Evergreen for Evergreen's agreement to enter this Agreement, complete the transactions contemplated herein and assume the obligations provided for herein. EIF acknowledges that Evergreen is relying on all representations and warranties of EIF made herein in deciding to enter this Agreement and that the representations and warranties of EIF made herein are a material inducement to Evergreen to enter this Agreement and close the transactions contemplated herein.

                                 ARTICLE IV
                        REPRESENTATIONS OF EVERGREEN

     Evergreen represents and warrants to EIF that:

     4.1 ORGANIZATION, STANDING, ETC. OF EVERGREEN. Evergreen is a corporation duly organized, validly existing and in good standing under the laws of Colorado and has all requisite corporate power and authority to own, lease and operate its properties, to carry on its business as now conducted, to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. No approval of the stockholders of Evergreen or any class thereof is required in connection herewith.

     4.2 SUBSIDIARIES. (a) SCHEDULE 4.2 attached hereto is a complete and correct list of Evergreen's subsidiaries (corporate or other) (each, a "Subsidiary" and collectively, the "Subsidiaries")..

     (b) Each Subsidiary of Evergreen is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, and has all requisite corporate or other power and authority to own, lease and operate its properties ad to carry on its business as now conducted and now proposed to be conducted. All of the outstanding shares of stock (or interests, as the case may be) of each Subsidiary of Evergreen have been validly issued and are fully paid and non-assessable, and all of such shares owned by Evergreen and/or another Subsidiary of Evergreen, unless stated otherwise on SCHEDULE 4.2 attached hereto, are so owned of record and beneficially free of any Lien. All of such outstanding shares of stock (or interests, as the case may be) have been offered, issued and sold in compliance with all applicable law.

     4.3 QUALIFICATION. Each of Evergreen and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased or the nature of the activities conducted makes such qualification or licensing necessary, except for those jurisdictions in which the character of the properties owned or leased or the nature of the activities conducted makes such qualification or licensing unnecessary, and except for those jurisdictions in which the failure to be so qualified or licensed or to be in good standing has not resulted in, and could not reasonably be expected to result in, a Material Adverse Effect.

     4.4 BUSINESS, ETC. Evergreen and its Subsidiaries are engaged in the business of the exploration for, and acquisition, development, production and sale of oil and gas, as further described in the periodic filings of Evergreen file with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended. (the "Periodic Filings").

     4.5 CAPITAL STOCK.

     (a) The authorized capital stock of Evergreen consists of 50,000,000 shares of common stock, no par value per share, 5,939,736 shares of which are validly issued and outstanding as of August 2, 1996, fully paid and nonassessable, and 25,000,000 shares of preferred stock, par value $1 per share, 7,500,000 shares of which are validly issued and outstanding as of August 2, 1996, fully paid and nonassessable. Except as disclosed in the proxy statement of Evergreen dated July 15, 1996, Evergreen has no knowledge of any voting trusts, proxies, or other agreements or understandings with respect to the voting of Evergreen common stock involving holders of more than 5% of any class of Evergreen equity security. All of the outstanding shares of capital stock of Evergreen, including all Evergreen Shares to be issued pursuant to this Agreement will be, when so issued, validly issued, fully paid and non-assessable and not subject to preemptive rights on the part of the holders of any securities of Evergreen, and all such shares have been (or will have been) offered, issued and sold by Evergreen in material compliance with all applicable laws.

       (b) Except as set forth on Schedule 4.5 or in the Periodic Filings or except as otherwise expressly disclosed in writing to EIF (the "Periodic Filings, together with the these other documents, which shall include this Agreement and the purchase agreement between Energy Investors Fund II, L.P. and Evergreen with respect to the purchase and sale of the Evergreen preferred stock dated as of December 8, 1994 (the "Preferred Stock Purchase Agreement"), being hereinafter referred to as the "Disclosure Documents"),
(i) there are no outstanding rights, options, warrants or agreements for the purchase from, or sale or issuance by, Evergreen or any Subsidiary of any capital stock or equity interests or securities convertible into or exercisable or exchangeable for such stock or equity interests; (ii) there are no agreements on the part of Evergreen or any Subsidiary to issue, sell or distribute any securities or equity interests or any assets of Evergreen or any Subsidiary; (iii) neither Evergreen nor any Subsidiary has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its securities or equity interests or any interest therein or to pay any dividend or make any distribution in respect thereof; and (iv) no person is entitled to (A) any preemptive or similar right with respect to the issuance of any securities or equity interests of Evergreen or any Subsidiary or (B) any rights with respect to the registration of any securities or equity interests of Evergreen or any Subsidiary under the Securities Act.

     4.6 FINANCIAL STATEMENTS. The financial statements set forth in the Periodic Filings and any subsequent financial statements furnished to you are complete and correct in all material respects (as of their purported dates) (subject, in the case of any unaudited financial statements, to normal year-end and audit adjustments), have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly in all material respects the financial position and the results of operations and cash flows of the person(s) purported to be covered thereby as at the respective dates and for the respective periods indicated in conformity with GAAP (subject, in the case of any unaudited financial statements, to normal year-end and audit adjustments).

     4.7 CHANGES, SOLVENCY, ETC. Since March 31, 1996, there has been no material adverse change in the assets, liabilities, business, prospects or financial condition of Evergreen and its Subsidiaries on a consolidated basis, except for changes in the ordinary course of business that have not been, either in any case or in the aggregate, materially adverse, and no condition or event has occurred that could reasonably be expected to result in a Material Adverse Effect. Each of Evergreen and its Subsidiaries is Solvent (as such term is defined in the Preferred Stock Purchase Agreement).

     4.8 TAX RETURNS AND PAYMENTS. Evergreen and its Subsidiaries have filed all tax returns required by law to be filed and have paid all taxes, assessments and other governmental charges shown to be due on such returns and/or otherwise levied upon any of their respective properties, assets, income, franchises or sales other than those not yet delinquent. The federal and state income tax liability of Evergreen and its Subsidiaries has been finally determined by all applicable governmental authorities and satisfied, or the time for audit has expired, for all fiscal years through the fiscal year ended March 31, 1991. Neither Evergreen nor any of its Subsidiaries has executed any waiver or waivers that would have the effect of extending the applicable statute of limitations in respect of income tax liabilities. The charges, accruals and reserves in the financial statements of Evergreen and its Subsidiaries in respect of taxes for all fiscal periods are adequate in the opinion of Evergreen, and Evergreen knows of no unpaid assessments for additional taxes for any fiscal period or of any basis therefor.

     4.9 INDEBTEDNESS. Except as set forth in the Disclosure Documents, since the date of the Preferred Stock Purchase Agreement, Evergreen has not incurred any debt outside the ordinary course of business in excess of $100,000.

     4.10 TITLE TO PROPERTIES; LIENS; LEASES. Evergreen and its Subsidiaries have good and marketable title to all of their respective properties and assets except for such Liens as do not materially impair the operation of their businesses, viewed in the aggregate. Each of Evergreen and its Subsidiaries enjoys peaceful and undisturbed possession under all leases under which it will operate on and after the Closing, and all of such leases are valid, subsisting and in full force and effect.

     4.11 LITIGATION, ETC. Except as set forth on SCHEDULE 4.11 attached hereto, there is no action, proceeding or investigation pending or threatened (or any basis therefor known to Evergreen), or any outstanding judgment, decree or other, related to Evergreen or any of its Subsidiaries or any of their respective properties or assets, and none of such actions, proceedings, investigations, judgments, decrees or orders described on such SCHEDULE 4.11 questions the validity of this Agreement or the transactions contemplated hereby has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

     4.12 VALID AND BINDING OBLIGATIONS; COMPLIANCE WITH LAWS; OTHER INSTRUMENTS, BORROWING RESTRICTIONS, ETC.

     (a) This Agreement and other agreements executed by Evergreen in connection herewith have been duly authorized, executed and delivered by Evergreen and constitute the valid and legally binding obligations of Evergreen enforceable against Evergreen in accordance with their respective terms.

     (b) Neither Evergreen nor any of its Subsidiaries is in violation of or in default under any term of its charter, by-laws or other organizational document, or of any agreement, document, instrument, judgment, decrees, order, law, statute, rule or regulation applicable to Evergreen or any of its Subsidiaries or any of their respective properties and assets in any way which has resulted in, or could reasonably be expected to result in, a Material Adverse Effect. Without limiting the generality of the foregoing, Evergreen and each of its Subsidiaries is in compliance with (and neither Evergreen, any such Subsidiary, nor any of their respective predecessors in interest has received any notice to the contrary) and there is no reasonable possibility of any liability of or any judgment, decree or order binding upon or applicable to Evergreen or any of its Subsidiaries or any of their respective properties or assets under or on account of any Environmental Laws (as defined in the Preferred Stock Purchase Agreement) except where the same has not resulted in, and could not reasonably be expected to result in, a Material Adverse Effect.

     (c) The execution, delivery and performance of and the consummation of the transactions contemplated herein will not violate or constitute a default under, or permit any person to accelerate or to require the prepayment or repurchase of any indebtedness or security of Evergreen or any of its Subsidiaries or to terminate any material lease or agreement of Evergreen or any of its Subsidiaries pursuant to, or result in the creation of any Lien, other than immaterial Liens, upon any of the properties or assets of Evergreen or any of its Subsidiaries pursuant to, any term of the charter, by-laws or other organizational document of Evergreen or any of its Subsidiaries or of any agreement, document, instrument, judgment, decree, order, law, statute, rule or regulation applicable to Evergreen or any of its Subsidiaries or any of such properties and assets.

     (d) Except as set forth in the Disclosure Documents, neither Evergreen nor any of its Subsidiaries is a party to or bound by or subject to any charter, by-law or other organizational document, or any agreement, document, instrument, judgment, decree, order, law, statute, rule or regulation (i) which restricts its right or ability to issue any security; or (ii) which restricts its right or ability to pay dividends and/or to make any other distributions in respect of its capital stock.

     4.13 ERISA (The defined terms in this Section 4.13 not otherwise defined in this Agreement have the same meanings as in the Preferred Stock Purchase Agreement.)

     (a) Each Employee Benefit Plan is in compliance with the applicable provisions of ERISA and the Code, except for any noncompliance which has not resulted in, and could not reasonably be expected to result in, a Material Adverse Effect. No Termination Event has occurred or is reasonably expected to occur, nor does any condition exist nor has any event occurred that could result in any Termination Event, which has resulted in or which could reasonably be expected to result in a Material Adverse Effect. If any Employee Benefit Plan were terminated, neither Evergreen nor any ERISA Affiliate would incur any liability which could reasonably be expected to result in a Material Adverse Effect. No Employee Benefit Plan which is subject to section 302 of ERISA or section 412 of the Code has incurred any "accumulated funding deficiency" (as defined in such sections), whether or not waived, as of the end of the most recent fiscal year of such plan ended prior to the date hereof. No Employee Benefit Plan provides death or medical benefits (including insured benefits) to employees beyond their retirement or other termination of service, except death or medical benefits required by law or death benefits under a plan qualified under section 401(a) of the Code or death benefits under a deferred compensation arrangement accrued as liabilities on the books of Evergreen or any ERISA Affiliate.

     (b) Evergreen and its ERISA Affiliates have made all required contributions to Multiemployer Plans. Neither Evergreen nor any ERISA Affiliate has incurred, nor would reasonably expect to incur, any Withdrawal Liability upon a complete or partial withdrawal from any Multiemployer Plan. To the best of Evergreen's knowledge, no Multiemployer Plan is, or is reasonably expected to be, insolvent, in reorganization or terminated within the meaning of Title IV of ERISA.

     (c) Neither Evergreen, nor any ERISA Affiliate, nor any person entitled to indemnification or reimbursement from Evergreen or any ERISA Affiliate, nor any Employee Benefit Plan nor, to Evergreen's best knowledge, any Multiemployer Plan, has engaged in any transaction or conduct that could, directly or indirectly, result in any material liability of Evergreen or any ERISA Affiliate pursuant to section 409, 502(a)(2), 502(i) or 4069 of ERISA or section 4971, 4975,4976 or 4980B of the Code.

     (d) The consummation of the transactions contemplated by the Operative Documents will not result in any prohibited transactions described in section 406 of ERISA or section 4975 of the Code for which an exemption is not available.

     4.14. CONSENTS, ETC. No consent, approval or authorization of, or declaration or filing with, or other action by, any person is required as a condition precedent to the valid execution, delivery and performance of and the consummation of the transactions contemplated herein.

     4.15. PROPRIETARY RIGHTS; LICENSES. Each of Evergreen and its Subsidiaries has all proprietary rights and licenses as are adequate in the opinion of Evergreen for the conduct of their respective businesses as now conducted and now proposed to be conducted, without any conflict known to it with the rights of others.

     4.16. OFFER OF SECURITIES; INVESTMENT BANKERS, ETC. Neither Evergreen nor any person acting on its behalf has directly or indirectly offered the Common Stock issued hereunder (the "Securities") or any similar securities for issue or sale to, or solicited any offer to buy any of the same from, anyone other than EIF and Powerbridge Inc. and its shareholders. Neither Evergreen nor any person acting on its behalf has taken or will take any action which would bring the issuance and sale of the

Securities within the provisions of Section 5 of the Securities Act or the registration or qualification provisions of any applicable blue sky or other securities laws.

     4.17. GOVERNMENT REGULATION. Neither Evergreen nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940, the Investment Advisers Act of 1940, or the Interstate Commerce Act.

     4.18. DISCLOSURE. Neither this Agreement nor any other document, certificate or written statement furnished to EIF by or on behalf of Evergreen in connection with the transactions contemplated herein, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading in the light of the circumstances under which such statements were made, it being understood that, except as set forth in Section 4.6, no representation or warranty is made with respect to any projections or other prospective financial information. There is no fact known to Evergreen which has resulted in, or could reasonably be expected to result in, a Material Adverse Effect which has not been set forth in the Disclosure Documents.

     4.19. LABOR RELATIONS; SUPPLIERS AND CUSTOMERS. No dispute involving employees of Evergreen or any of its Subsidiaries or any of the relationships of Evergreen or any of its Subsidiaries with their respective employees has resulted in, or could reasonable be expected to result in, a Material Adverse Effect. The relationships with the suppliers to and customers of Evergreen and its Subsidiaries are satisfactory commercial working relationships.

     4.20. VOTING PROVISIONS. Neither the Articles of Incorporation, by-laws, other organizational document nor any other agreement binding on Evergreen or any of its Subsidiaries or the holders of the capital stock of Evergreen contains any provision requiring a higher voting requirement with respect to action taken (and/or to be taken) by the Board of Directors of Evergreen or such holders than that which would apply in the absence of such provision.

     4.21   SECURITIES MATTERS.

            4.21.1 EVERGREEN UNDERSTANDS THAT THE INTERESTS WILL NOT BE REGISTERED BY PBIF OR EIF UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE, IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH LAWS, INCLUDING WITHOUT LIMITATION, THOSE PROVIDED BY SECTION 4(2) OF THE ACT, WHICH EXEMPTIONS DEPEND UPON, AMONG OTHER THINGS, THE BONA FIDE NATURE OF THE INVESTMENT INTENT OF EVERGREEN AS EXPRESSED HEREIN. EVERGREEN FURTHER UNDERSTANDS THAT NO STATE OR FEDERAL GOVERNMENTAL ENTITY HAS REVIEWED OR APPROVED THE TRANSFER OF THE INTERESTS TO EVERGREEN OR THE FORMATION OR OPERATIONS OF PBIF.

    4.21.2 Evergreen is acquiring the Interests for its own account for investment purposes only and not with a view to, or for resale in connection with, any distribution thereof or the grant of any participation therein.

    4.21.3 Evergreen understands that its acquisition of the Interests is highly speculative and involves a high degree of risk.

    4.21.4 Evergreen is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Act.

                                  ARTICLE V
                  OBLIGATIONS AND COVENANTS PRIOR TO CLOSING

     5.1 ACCESS. From the date of this Agreement until Closing, EIF shall permit Evergreen to have reasonable access to all books, records, documents, instruments, correspondence, files, geophysical information, contracts, and other information regarding the Interests in the custody or possession of EIF.

     5.2 QUIET PERIOD. From the date of this Agreement until either Closing or the termination of this Agreement, EIF agree that they shall not negotiate, either on a solicited or unsolicited basis, directly or indirectly, with any other person, firm, or entity with regard to the sale, transfer, exchange or other disposition of the Interests without the prior, express written consent of Evergreen.

     5.3 CLOSING CONDITIONS. Each party shall use its respective best efforts to satisfy, fulfill or otherwise comply with all of the other party's conditions precedent to Closing.

                                 ARTICLE VI
                        EIF'S CONDITIONS FOR CLOSING

     EIF's obligation to consummate the transactions provided for herein is subject to the satisfaction by Evergreen or waiver by EIF of the following conditions:

     6.1 REPRESENTATIONS. The representations and warranties of Evergreen contained herein shall be true and correct in all material respects on the Closing Date as though made on and as of that date.

     6.2 PERFORMANCE. Evergreen shall have performed in all material respects the obligations, covenants and agreements hereunder to be performed by it at or prior to the Closing Date.

     6.3 PENDING MATTERS. No suit, action, or other proceeding by a third party or a governmental authority shall be pending or threatened which seeks to enjoin the performance of this Agreement or substantial damages from Evergreen; or which seeks substantial damages from EIF in connection with, or seeks to restrain, enjoin or otherwise prohibit, the consummation of the transactions contemplated by this Agreement; or which would otherwise have a Material Adverse Effect on value of the Evergreen Shares or of the value of any of the assets of Evergreen.

     6.4 CONSENTS TO TRANSFER. All requisite (governmental or otherwise) consents, waivers, authorizations, and other approvals or authority to transfer the Interests and the EIF Shares have been obtained.

     6.5 CLOSING DOCUMENTS AND RELEASES. As a condition for EIF to Close hereunder, Evergreen shall have delivered to EIF each of the following documents in a form reasonably satisfactory to EIF:

     (a) A certificate executed by Evergreen certifying to the fulfillment of the conditions in this Section 6; and

     (b) Certificates (dated within thirty (30) days of the Closing Date) from the secretary of state (or analogous agency) in the applicable state where Evergreen is organized certifying to the good standing of Evergreen.

                                 ARTICLE VII
                      EVERGREEN'S CONDITIONS FOR CLOSING

     Evergreen's obligation to consummate the transactions provided for herein is subject to the satisfaction by EIF or the waiver by Evergreen of the following conditions:

     7.1 REPRESENTATIONS. The representations and warranties of EIF contained herein shall be true and correct in all material respects on the Closing Date as though made on and as of that date.

     7.2 PERFORMANCE. EIF shall have performed in all material respects the obligations, covenants and agreements hereunder to be performed by it at or prior to the Closing Date.

     7.3 PENDING MATTERS. No suit, action, or other proceeding by a third party or a governmental authority shall be pending which seeks substantial damages from EIF; or which seeks substantial damages from Evergreen in connection with, or seeks to restrain, enjoin or otherwise prohibit, the consummation of the transactions contemplated by this Agreement; or which would otherwise have a Material Adverse Effect on value of the Interests, or of PBIF or of the value of any of the assets of PBIF, nor shall EIF or PBIF have received any threats of suit or governmental action by a governmental authority seeking to enjoin the performance of this Agreement or substantial damages related to the performance of this Agreement.

     7.4 DUE DILIGENCE. It further is expressly understood that Evergreen's obligation to make the payment on the Closing Date, as provided below, shall be conditioned upon the due diligence review by Evergreen, satisfactory to Evergreen in its reasonable judgment, of all matters affecting the Interests, PBIF, and the assets and liabilities of PBIF, including without limitation, the following:

       (a) Review of title to the Interests to confirm that the representations and warranties herein are true, with results satisfactory to Evergreen in Evergreen's reasonable judgment;

       (b) Review of all contracts and agreements related to the Interests;

       (c) Review of all other matters and conditions to confirm the absence of any circumstances, conditions or factors which are undisclosed in this Agreement and which would have a Material Adverse Effect on the value of the Interests or of PBIF with results satisfactory to Evergreen in Evergreen's reasonable judgment.

     7.5  CONSENTS TO TRANSFER.   All requisite (governmental  or otherwise)
consents, waivers, authorizations, and other approvals or authority to transfer the Interests and the Evergreen Shares have been obtained.

     7.6 CLOSING DOCUMENTS AND RELEASES. As a condition for Evergreen to Close hereunder, EIF shall have delivered to Evergreen each of the following documents in a form reasonably satisfactory to Evergreen:

     (a) A certificate executed by EIF certifying to the fulfillment of the conditions in this Section 7; and

     (b) Certificates (dated within thirty (30) days of the Closing Date) from the secretary of state (or analogous agency) in the applicable state where EIF is organized certifying to the good standing of EIF;

                                ARTICLE VIII
                                CLOSING DATE

     8.1 TIME AND PLACE OF CLOSING. If the conditions to Closing have been satisfied or waived, the consummation of the transactions contemplated hereby (the "Closing") shall be on or before August 15, 1996, at Evergreen's offices, Denver, Colorado.

     8.2 CLOSING OBLIGATIONS. On the Closing Date:

     (a) Evergreen shall transfer the Evergreen Shares to EIF in the amounts specified in Article II; and,

     (b) EIF shall deliver to Evergreen the Assignment of Limited Partnership Interest in the form attached as EXHIBIT B; and the Cash Consideration, and

     (c) Evergreen and EIF shall execute such other instruments and take such other action as may be necessary to carry out their respective obligations under this Agreement.


                                 ARTICLE IX
                        POST-CLOSING DATE OBLIGATIONS
                               AND INDEMNITIES

     9.1 INDEMNIFICATION BY EIF. (a) EIF agrees to indemnify Evergreen against and hold Evergreen harmless from any and all Claims arising out of or related to (i) EIF's ownership of the Interests prior to the Effective Date,
(ii) any breach of any warranty or representation contained herein, or (iii) the failure of EIF to perform any obligation, promise or covenant contained in this Agreement.

     (b) If a Claim is made or asserted against Evergreen, and if Evergreen is entitled to seek indemnity with respect thereto under this Agreement, Evergreen shall notify EIF of the claims. EIF shall have twenty (20) days after receipt of that notice to undertake, conduct and control, through counsel of its own choosing and at its own expense, the settlement or defense thereof, and Evergreen shall cooperate with EIF in connection therewith; provided, however, that EIF shall permit Evergreen to participate in such settlement or defense through counsel chosen by Evergreen, provided that the fees and expenses of such counsel shall be borne by Evergreen. So long as EIF is reasonably contesting any claim in good faith, Evergreen shall not pay or settle any that claim. Evergreen shall not, without the consent of EIF, enter into any settlement of a Claim that does not include as an unconditional term thereof the giving by the person(s) asserting the Claim of an unconditional release of EIF from all liability with respect to that claim. If EIF does not notify Evergreen within twenty (20) days after the receipt of Evergreen's notice of a claim of indemnity hereunder that he elects to undertake the defense thereof, Evergreen shall have the right to contest, settle or compromise the claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement. EIF shall not, except with the consent of Evergreen, enter into any settlement that does not include as an unconditional term thereof the giving by the person or persons asserting the claim of unconditional release to Evergreen from all liability with respect to that claim. In the event of any claim by Evergreen against EIF for indemnity under this paragraph, Evergreen agrees EIF shall have reasonable access at reasonable times to all files of PBIF, as they exist at the Closing Date, which are pertinent, in EIF's reasonable judgment, to EIF in the defense of the Claim for which Evergreen seeks indemnification. In the event of any claim by Evergreen against EIF which is not for indemnity under this paragraph, or in the event of any claim by a third party against EIF access to the files of PBIF shall be in accordance with the applicable rules of civil procedure and other applicable laws and orders; provided, Evergreen expressly states that it will not assert an attorney-client privilege concerning any document contained in the files of PBIF as of the Closing Date.

     9.2 INDEMNIFICATION BY EVERGREEN. (a) Evergreen agrees to indemnify EIF against and hold EIF harmless from any and all Claims arising out of or related to: (i) Evergreen's ownership of the Interests from and after the Effective Date; (ii) any breach of representation or warranty of

Evergreen contained herein, or (iii) the failure of Evergreen to perform any obligation, promise or covenant contained in this Agreement.

     (b) If a Claim is made or asserted against EIF, and if EIF is entitled to seek indemnity with respect thereto under this Agreement, EIF shall notify Evergreen of the claims. Evergreen shall have twenty (20) days after receipt of that notice to undertake, conduct and control, through counsel of its own choosing and at its own expense, the settlement or defense thereof, and EIF shall cooperate with Evergreen in connection therewith; provided, however, that Evergreen shall permit EIF to participate in such settlement or defense through counsel chosen by EIF, provided that the fees and expenses of such counsel shall be borne by EIF. So long as Evergreen is reasonably contesting any claim in good faith, EIF shall not pay or settle that claim. EIF shall not, without the consent of Evergreen, enter into any settlement of a Claim that does not include as an unconditional term thereof the giving by the person(s) asserting the Claim of an unconditional release of Evergreen from all liability with respect to that claim. If Evergreen does not notify EIF within twenty (20) days after the receipt of EIF's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, EIF shall have the right to contest, settle or compromise the claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement. Evergreen shall not, except with the consent of EIF, enter into any settlement that does not include as an unconditional term thereof the giving by the person or persons asserting the claim of unconditional release to EIF from all liability with respect to that claim.

     9.3 POST-CLOSING CONFIDENTIALITY. Following Closing, EIF agrees keep all proprietary information regarding the Interests and proprietary information regarding the business activities of PBIF confidential and to not disclose any information relating to those matters to any other parties unless (i) that information is in the public domain, (ii) Evergreen has consented to that disclosure, or (iii) EIF is required by law or order of court or governmental agency to disclose that information. This provision shall survive Closing for two (2) years.

                                  ARTICLE X
                                 TERMINATION

     10.1 RIGHT OF TERMINATION. This Agreement and the transactions contemplated hereby may be terminated at any time at or prior to the Closing
Date:

     (a) By Evergreen or EIF, pursuant to the provisions of Article VI or VII, as applicable;

     (b)  By mutual consent of the parties;

     (c) By either party if the Closing Date shall not have occurred by August 16, 1996; provided, no party may seek termination under this paragraph (c) if that party is then in default of any of its obligations hereunder.

     10.2 EFFECT OF TERMINATION. (a) If this Agreement is terminated, for any reasons stated in 10.1, this Agreement shall become void and of no further force or effect; provided, however, that if either party is in material default of its obligations under this Agreement, at the time this Agreement is so terminated, such defaulting party shall continue to be liable to the other party for damages in respect of such default, and such liability shall not be affected by the termination; and, all indemnities contained herein shall continue in force.

       (b) In the event that either party defaults in its obligation to close, the aggrieved party, in addition to all other rights or remedies it may have, may elect to enforce this Agreement by specific performance.

                                 ARTICLE XI
                                MISCELLANEOUS

     11.1 GOVERNING LAW. This Agreement and all instruments executed in accordance with it shall be governed by and interpreted in accordance with the laws of the State of Colorado.

     11.2 ENTIRE AGREEMENT. This Agreement (together with the Exhibits attached hereto which are incorporated in this Agreement by this reference and together with any other documents executed on the date hereof regarding the subject matter hereof) constitutes the entire agreement between the parties and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, amendment, alteration, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the parties hereto.

     11.3 WAIVER. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     11.4 CAPTIONS; TERMINOLOGY. The captions in this Agreement are for convenience only, and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. The terms "herein", "hereof", and the like refer to the entire Agreement, not just one specific paragraph.

     11.5 NOTICES. Any notice provided or permitted to be given under this Agreement shall be in writing, and may be served by personal delivery or by depositing same in the mail, addressed to the party to be notified at the address specified in writing by that party, postage prepaid, and registered or certified with a return receipt requested. Notice deposited in the mail, as described, shall be deemed to have been given and received on if and when actually received by the addressee. Each party shall have the right, upon giving ten (10) days' prior notice to the other in the manner hereinabove provided, to change its address for purposes of notice.

     11.6 EXPENSES. Except as otherwise provided herein, each party shall be solely responsible for all expenses incurred by it in connection with this transaction (including, without limitation, fees and expenses of its own counsel and accountants).

     11.7 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any rule or law, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect.

     11.8 SURVIVAL. The representations, warranties, indemnities, covenants and obligations of the parties under this Agreement shall survive the Closing and the exchange of the Interests and of the Evergreen Shares.

     11.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first set forth above.

ENERGY INVESTORS FUND, L.P.,               ENERGY INVESTORS FUND II, L.P., a
a Delaware limited partnership             Delaware limited partnership

By:  Energy Investors Management, Inc.,    By: Energy  Investors Management
     its Authorized Agent                       Company, its Authorized Agent



     By:  /s/ Mark A. Tarini               By:  /s/ Mark A. Tarini
        -------------------------             -------------------------
        Name:  Mark A. Tarini                 Name:  Mark A. Tarini
        Title: Managing Director              Title: Managing Director



EVERGREEN RESOURCES, INC., a
Colorado corporation



     By:  /s/ Mark S. Sexton
        -------------------------
        Name:  Mark S. Sexton
        Title: President and CEO

                              LIST OF EXHIBITS

EXHIBIT A    DISTRIBUTION OF EVERGREEN SHARES

EXHIBIT B    FORM OF ASSIGNMENT AND CONVEYANCE

EXHIBIT C    LITIGATION

EXHIBIT D    REGISTRATION RIGHTS AGREEMENT


                                 SCHEDULES

Schedule 4.2  - Subsidiaries
Schedule 4.5  - Capitalization Exceptions
Schedule 4.11 - Litigation

                                  EXHIBIT A

                       DISTRIBUTION OF EVERGREEN SHARES



To Energy Investors Fund, L.P.:                294,499 shares

To Energy Investors Fund II, L.P.:             724,369 shares
                                             ----------------
TOTAL Share Issuance:                        1,018,868 shares

                                  EXHIBIT B

                           EXHIBIT C - LITIGATION


                                     NONE

                                  EXHIBIT D

                        REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of this ____day of August, 1996 by and between Evergreen Resources, Inc. ("ERI") and Energy Investors Fund I, L.P. and Energy Investors Fund II, L.P. (each a "Fund," collectively, the "Funds").

     WHEREAS the Funds, on the date hereof, have received 1,018,868 of ERI's no par value common stock, all as contemplated in that certain Agreement for Acquisition of Limited Partnership Interests dated the date hereof and entered into between the parties hereto (the "Acquisition Agreement");

     WHEREAS ERI desires to grant to the Funds the registration rights set forth herein;

     NOW, THEREFORE, the parties hereto agree as follows:

     Section 1. DEFINITIONS. For purposes of this Agreement, except as otherwise specifically provided herein, the following capitalized terms (in their singular and plural forms as applicable) shall have the meanings set forth below:

     "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Lock-up Period" means the 90 day period following the effectiveness of the Pending Offering.

     "Majority in Interest" means the Funds, their successors and assigns holding a majority of the then outstanding Registrable Securities, determined on the basis of the aggregate number of shares of Registrable Securities held by the Funds.

     "Pending Offering" means the secondary offering of securities currently contemplated by ERI. The Pending Offering shall be deemed terminated if the initial filing of the registration statement to be filed with the Commission has not been made by December 31, 1996.

     The terms "register," "registered," and "registration" refer to a registration effected by preparing the filing of a registration statement in compliance with the Securities Act, and the declaration or order by the Commission of the effectiveness of such registration statement.

     "Registrable Securities" means the shares of ERI Common Stock issued pursuant to the Acquisition Agreement.

     "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Underwritten Public Offering" means a public offering of Common Stock for cash which is offered and sold in a registered transaction pursuant to an agreement between ERI and one or more underwriters.

     Section 2. REGISTRATION RIGHTS. (a) SELLING SHAREHOLDER REGISTRATION. After the expiration of the Lock-Up Period and upon the request of a Majority in Interest, ERI shall use its best efforts to file a Registration Statement on Form S-3 (or, if Form S-3 is not available, on Form S-1 or Form S-2) which registers all or at least 30% of the Registrable Securities outstanding and then held by the

Funds. The Funds shall be entitled to demand registration under this Section 2(a) on three occasions. Upon receipt of notice of such demand (and, as applicable, a determination that the proposed offering may reasonably meet such minimum criteria), ERI agrees to:

     (i) promptly give written notice of the proposed registration to the non-requesting Fund, if any; and

     (ii) use its best efforts to effect, as soon as practicable, such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualifications under the applicable blue sky or other state securities laws and appropriate compliance with exemptive regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such requesting Fund's or Funds' Registrable Securities as is specified in the request by such Fund to ERI, together with all or such portion of the Registrable Securities of the non-requesting Fund, if any, joining in such request as is specified in further requests received by ERI within thirty
(30) days after such written notice is given.

     (b)  [Reserved]

     (c) PIGGYBACK REGISTRATION. If ERI shall register any shares of Common Stock, other than in connection with the Pending Offering, pursuant to
Section 2(a), or pursuant to a registration statement on Form S-4 or S-8 (or similar form), it shall promptly give to each Fund written notice thereof (which shall include, to the extent available, a list of the jurisdictions in which ERI intends to attempt to qualify the offer and sale of such securities under the applicable blue sky or other state securities laws) and shall use its reasonable efforts to include in such registration (and any related qualification under blue sky laws or other compliance), and in any Underwritten Public Offering associated therewith, all the Registrable Securities specified in any written request or requests by either Fund (or both) received by ERI within thirty (30) days after such written notice is given, except as and to the extent that, in the opinion of the managing underwriter or underwriters (if such method of disposition shall be an Underwritten Public Offering), such inclusion would result in more than fifty percent (50%) of the Common Stock proposed to be sold by ERI being excluded from the offering or would materially adversely affect the marketing of such Common Stock proposed to be sold (as reasonably determined by ERI or its investment advisors).

     (d) REGISTRATION EXPENSES. All expenses of any registrations permitted pursuant to this Agreement and of all other offerings by ERI (including, but not limited to, the expenses of any interim audit required by any underwriters in the event of an offering requested pursuant to Section 2(a) or 2(c) hereof, any qualifications under the blue sky or other state securities laws, compliance with governmental requirements of preparing and filing any post-effective amendments required for the lawful distribution of any securities to the public in connection with registration, of supplying prospectuses, offering circular or other documents but excluding fees of any special counsel retained by the Funds and underwriting fees and discounts and selling commissions applicable to the sale of the Registrable Securities) will be paid by ERI.

     (e) REGISTRATION PROCEDURES. In the case of such registration, qualification or compliance effected by ERI pursuant to this Agreement in which any Fund's Registrable Securities are included pursuant to this Agreement, ERI will, at its expense:

          (i) prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of the Registrable Securities, not to exceed nine (9) months;

          (ii) prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period as may be reasonably necessary to effect the sale of such Registrable Securities, not to exceed nine (9) months;

          (iii) furnish to the Funds participating in such registration and to the underwriters of Registrable Securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such Registrable Securities;

          (iv) use its diligent good faith efforts to register or qualify the Registrable Securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating Funds may reasonably request in writing within twenty (20) days following the original filing of such registration statement; provided, however, that in the case of an Underwritten Public Offering, the managing underwriter or underwriters shall advise ERI with respect to blue sky qualification and related matters;

          (v) notify counsel for the Funds participating in such registration, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

          (vi) notify counsel for such Funds promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

          (vii) prepare and file with the Commission, promptly upon the request of any Funds, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such Funds (and concurred in by counsel for ERI), is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Common Stock other than an amendment or supplement required solely as a result of a change by such Fund in the method of distribution of the Registrable Securities; and

          (viii) prepare and promptly file with the Commission and promptly notify counsel for such Funds of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such Registrable Securities is required to be delivered under the Securities Act, any event other than a change in the method of distribution of the Registrable Securities selected by the Funds shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

     (f) RELATED REGISTRATION MATTERS. If the Funds secure an underwriter, ERI will enter into an underwriting agreement in connection with any registration subject to the provisions of Section 2(a) in which any Registrable Securities are included, which agreement shall be reasonably acceptable to ERI and contain such terms, provisions and agreements which are customary and appropriate for such registration. In connection with any Underwritten Public Offering in which any Registrable Securities are included, to the extent not provided in the underwriting agreement related to such offering, ERI shall use its reasonable efforts to:

          (i) list the shares of Common Stock included in such offering on any national securities exchange on which the Common Stock has previously been approved for listing;

          (ii) engage a bank or other company to act as transfer agent and registrar for the Common Stock, unless ERI has already engaged a transfer agent and registrar;

          (iii) cause customary opinions of counsel, comfort letters of accountants and other appropriate documents to be delivered by representatives of ERI; and

          (iv) as soon as practicable after the effective date of the registration statement, and, in any event, within sixteen (16) months thereafter, make "generally available to its securities holders" (within the meaning of Rule 158 under the Securities Act) an earnings statement (which need not be audited) complying with Section 11(a) of the Securities Act and covering a period of at least twelve (12) consecutive months beginning after the effective date of the registration statement.

     (g) INFORMATION BY FUNDS. Each Fund requesting to be included in any registration shall furnish to ERI such information regarding such Fund and the distribution proposed by such Fund as ERI may reasonably require in connection with any registration, qualification or compliance referred to in
Section 2.

     (h) ASSIGNMENT. The rights to cause ERI to register Registrable Securities under this Section 2 relate solely to the Funds and may not be assigned, except that either or both Funds may assign its interests hereunder to its partners in connection with a distribution to its partners of the Registrable Securities (it being acknowledged the furhter assignment of the registration rights referenced herein by such partners is prohibited).

     (i) NOTICE REQUIREMENTS. Any notice from a holder of Registrable Securities requesting registration of some or all of such Registrable Securities pursuant to Sections 2(a) and 2(c) shall (A) specify the number of shares of Registrable Securities intended to be included in such registration; (B) describe the nature and method of the proposed offering and sale; (D) include an undertaking to provide all information and materials concerning such holder and the method of distribution and to take any other actions reasonably requested by ERI to enable ERI to comply with the Securities Act, any state securities law and/or the applicable requirements of the Commission or any state securities commissioner or similar agency or official.

     Section 3. IMPLEMENTATION. (a) EFFECT OF SALE. Any Fund that sells all of its Registrable Securities pursuant to the terms of this Agreement (or otherwise) shall cease to have any further rights under this Agreement.

     (b) PRIORITY. Nothing herein shall preclude ERI from granting registration rights on parity with the registration rights set forth in
Section 2(c) hereof. The parties acknowledge the existence of the registration rights agreement between ERI and the former Powerbridge Inc. shareholders (dated the date hereof) and that such agreement is on parity with this Agreement. In the event that a "cutback" is required by the underwriters as contemplated in Section 2(c) hereof, such cutback will be pro rata based on the respective parties' ownership of Registrable Securities (under their respective agreements).

     (c) AMENDMENT AND WAIVER. The provisions of this Agreement may be amended from time to time by an instrument in writing signed by ERI and a Majority in Interest. Any receipt of benefit of the Funds hereunder may be waived by a Majority in Interest.

     (d) ADJUSTMENTS. In the event ERI shall declare a stock split, stock dividend or other distribution of capital stock in respect of, or issue capital stock in replacement of or exchange for, any Registrable Securities, such Registrable Securities shall be subject to this Agreement and the provisions of this Agreement providing for calculations based on the number of shares of Registrable Securities shall be adjusted accordingly to account for the shares issued in respect of the Registrable Securities.

     (e) INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement pursuant to Section 2 hereof:

          (i) To the extent permitted by law, ERI will indemnify and hold harmless each Fund, the partners, officers, agents, employees and managers of each Fund, any person, if any, who controls such Fund or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act or the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by ERI of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and ERI will reimburse each such Fund, partner, officer, agent, employee or manager, underwriter or controlling person for any legal or other expenses reasonably incurred, as incurred, by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this section shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of ERI, which consent shall not be unreasonably withheld, nor shall ERI be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Fund, underwriter or controlling person.

          (ii) To the extent permitted by law, each selling Fund will indemnify and hold harmless ERI, each of its officers, directors, agents or employees, each person, if any, who controls ERI within the meaning of the Securities Act, any underwriter and any other Fund selling securities in such registration statement or any of its partners, agents, employees, managers or officers or any person who controls such Fund, against any losses, claims, damages or liabilities (joint or several) (to which ERI or any such director, agent, employee, officer, controlling person, or underwriter, or other such Fund or manager, officer, partner, agent, employee or controlling person of such other Fund may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following Violations: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by such Fund of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law (in the cases of (A) and (B) only to the extent that such Violation occurs in reliance upon and in conformity with written information furnished by such Fund expressly for use in connection with such registration, and furthermore a violation of
(i)(A) and (i)(B) above shall not be considered to be a violation of
(ii)(C)); and each such Fund will reimburse any legal or other expenses reasonably incurred, as incurred, by ERI or any such agent, employee, director, officer, controlling person, underwriter or other Fund or manager, officer, partner, agent, employee or controlling person of such other Fund, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this section shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Fund, which consent shall not be unreasonably withheld; and provided, further, that each selling Fund shall be liable under this section for only that amount of losses, claims, damages and liabilities as does not exceed the proceeds to such selling Fund as a result of such registration.

          (iii) Promptly after receipt by an indemnified party under this section of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this section, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent that the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if, in the opinion of counsel for the indemnifying party, representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable period of time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this section to the extent materially prejudicial to its ability to defend such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this section.

     (e) REPORTS UNDER THE EXCHANGE ACT. With a view to making available to the Funds the benefits of Commission Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Fund to sell securities of ERI to the public without registration or pursuant to a registration on Form S-3, ERI agrees as follows:

          (i) to make and keep public information available, as those terms are understood and defined in Commission Rule 144, at all times while the Funds hold any securities of ERI;

          (ii) to take such action as is necessary to enable the Funds to utilize Form S-3 for the sale of their Registrable Securities;

          (iii) to file with the SEC in a timely manner all reports and other documents required of ERI under the Securities Act and the Exchange Act; and

          (iv) to furnish to any Fund, so long as the Fund owns any Registrable Securities, forthwith upon request (i) a written statement by ERI that it has complied with the reporting requirements of Commission Rule 144 (at all times while the Funds hold any securities of ERI), the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of ERI and such other reports and documents so filed by ERI, and (iii) such other information as may be reasonably requested in availing any Fund of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                          Evergreen Resources, Inc.


                                      By: /s/ Mark S. Sexton
                                         ----------------------------------
                                         Mark S. Sexton, President


ENERGY INVESTORS FUND, L.P.,              Energy Investors Fund II, L.P., a
a Delaware limited partnership            Delaware limited partnership

By:  Energy Investors Management,     By: Energy Investors Management Company,
     Inc., its Authorized Agent            its Authorized Agent


     By: /s/ Mark A. Tarini             By: /s/ Mark A. Tarini
        ---------------------------          -------------------------------
        Mark A. Tarini,                      Mark A. Tarini,
        Managing Director                    Managing Director

                         SCHEDULE 4.2 - SUBSIDIARIES



1.  Evergreen Operating Corporation
2.  Evergreen Resources (UK), Ltd.
3.  Primero Gas Marketing Company - 50% Joint Venture
4.  Evergreen Raton Properties, Inc.

                         SCHEDULE 4.11 - LITIGATION



                                    NONE

                  SCHEDULE 4.5 - CAPITALIZATION EXCEPTIONS



                                    NONE